ARTICLES OF INCORPORATION
                                       OF
                    FLORIDINO'S INTERNATIONAL HOLDINGS, INC.

         I, the undersigned, do hereby certify that we have associated ourselves together for the purpose of becoming a corporation under the laws of the State of Florida, providing for the formation, rights, privileges, and communities of corporations for profit. We further declare that the following Articles shall be the Charter and authority for the conduct of business of said corporation

                                    ARTICLE I

                                      NAME
                                      ----

         The name of this Corporation shall be FLORIDINO'S INTERNATIONAL HOLDINGS, INC., and its principal place of business shall be in the City of Winter Haven, County of Polk, State of Florida, but it shall have the power and authority to establish branch offices at such place or places as may be designated by the Board of Directors.

                                   ARTICLE II

                               PURPOSES AND POWERS
                               -------------------

         The general nature of the business or businesses to be transacted in which the corporation is authorized to transact, in addition to those authorized by the laws of the State of Florida and the powers of said corporation, shall be as follows:

         1. In general, to carry on any and all incidental business; to have and exercise all the powers conferred by the State of Florida, and to do any and all things herein before set forth to the same extend as a natural person might or could do.

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         2. To purchase or otherwise acquire, undertake, carry on, improve, or develop, all or any of the business, good will, rights, assets, and liabilities of any person, firm, association, or corporation carrying on any kind of business of a similar nature to that which this corporation is authorized to carry on, pursuant to provisions of this certificate; and to hold, utilize, or in any manner dispose of the rights and property so acquired.

         3. To enter into and make all necessary contracts for its business with any person, entity, partnership, association, corporation, domestic or foreign, or of any domestic or foreign state, government, or governmental authority, or of any political or administrative subdivision, or department thereof, and to perform and carry out, assign, cancel, rescind any of such contracts.

         4. To exercise all or any of the corporate powers, and to carry out all or any of the purposes, enumerated herein otherwise granted or permitted by law, while acting as a agent, nominee, or attorney-in-fact for any persons or corporations, and perform any service under contract or otherwise for any corporation, joint stock company, association, partnership, firm, syndicate, individual or other entity, and in such capacity or under such arrangement to develop, improve, stabilize, strengthen, or extend the property and commercial interest thereof, and to aid, assist, or participate in any lawful enterprises in connection therewith or incidental to such agency, representation, or service, and to render any other service or assistance insofar as it lawfully may under the laws of the State of Florida, providing for the formation, rights, privileges, and communities of corporations for profit.

         5. To do everything necessary, proper, advisable, or convenient for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers herein set forth, either alone or in association with others incidental or pertaining to, or going out of,

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or connected with its business or powers, provided the same shall not be inconsistent with the laws of the State of Florida.

         6. The several clauses contained in this statement of the general nature of the business or businesses to be transacted shall be construed as boh purposes and powers of this corporation, and statements contained in each clause shall, except as otherwise expressed, be in no wise [SIC] limited or restricted by reference to or inference from the terms of any other clause. They shall be regarded as independent purposes and powers.

         Nothing herein contained shall be deemed or construed as authorizing or permitting, or purporting to authorize or permit the corporation to carry on any business, exercise any power, or do any act which a corporation may not, under the laws of the State of Florida, lawfully carry on, exercise or do.

                                   ARTICLE III

                                CAPITAL STRUCTURE
                                -----------------

         The capital stock of this Corporation shall be composed of Twenty-Five Million (25,000,000) shares of Common Stock with One Hundredth Cent ($.001) par value. The capital stock shall be sold, assigned, issued, and transferred only in accordance with the By-Laws of the corporation as the corporation may from time to time make, change or alter with a lien reserved in favor of the corporation upon all of its capital stock for any indebtedness which may at any time be due by the holder of the same to the corporation and which shall be a lien thereon superior to all other liens and claims of every character and all assignments or transfers of stock of this corporation shall be subject thereto.

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         Each share of the Corporation's outstanding Common Stock, no par value, shall be and they are hereby automatically changed (without any further act) into one share of Common Stock, $.001 par value per share. Immediately after the effective date of this amendment, the stockholders of record as of the close of business on the effective date, shall be given the opportunity to surrender their no par value stock certificates to the Corporation for cancellation and reissuance for $.001 par value stock certificates in accordance with the terms of the foregoing but no such surrender shall be required and the share certificates representing no par value shares shall, as the effective date, represent the same number of $.001 par value shares. The Board of Directors of the Corporation or any executive committee thereof is empowered to adopt further rules and regulations concerning the foregoing change and to appropriately adjust any options, warrants or other securities which are convertible into shares of the Corporation's Common Stock.

                                   ARTICLE IV

                     INDEMNIFICATION OF DIRECTORS, OFFICERS
                     --------------------------------------

                      AND OTHER AUTHORIZED REPRESENTATIVES
                      ------------------------------------

         Section 1. The Corporation shall indemnify and advance expenses to its currently acting and its former directors, officers, employees and agents against liabilities, damages, settlements and expenses (including attorneys' fees) incurred in connection with the Corporation's affairs to the fullest extent that indemnification and advancement of expenses is permitted by the Florida Business Corporation Act. The Board of Directors may by By-law, resolution, agreement, insurance or otherwise make additional provisions for indemnification and advancement of expenses of directors, officers, employees and agents to the fullest extent permitted by the Florida Business Corporation Act.

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         Section 2. No future amendment to the Articles of Incorporation of the
Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment.

                                    ARTICLE V

                                    EXISTENCE
                                    ---------

         This corporation shall have perpetual existence unless dissolved in a manner provided by law.

                                   ARTICLE VI

                           PRINCIPAL PLACE OF BUSINESS
                           ---------------------------

         The principal office of this corporation shall be located in the City of Winter Haven, County of Polk, State of Florida, and the post office address of said principal office of the corporation shall be 3560 Cypress Gardens Road S.E., Winter Haven, Florida 33884.

                                   ARTICLE VII

                               BOARD OF DIRECTORS
                               ------------------

         The number of directors of the corporation shall be not less than one
(1) nor more than five (5) unless said number is modified by the Bylaws.

                                  ARTICLE VIII

                      INITIAL REGISTERED AGENT AND ADDRESS
                      ------------------------------------

         The street address of the initial registered office is 786 Avenue C SW, Winter Haven, Florida 33883 and the name of the initial registered agent at that office is J. DAVID POBJECKY.

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                                   ARTICLE IX

                                  INCORPORATORS
                                  -------------

         The name and address of the person signing these Articles of Incorporation is:

         NAME                                ADDRESS
         ----                                -------

         MICHAEL FLORIDINO                   3560 Cypress Gardens Road SE
                                             Winter Haven, Florida 33884


                                    ARTICLE X

                        RESTRICTIONS ON TRANSFER OF STOCK
                        ---------------------------------

         Shares held by the shareholders in the corporation may not be resold or otherwise transferred to other persons without the written consent by all of the shareholders or unless first offered to the remaining shareholders or to the corporation. The price and terms at which, and the time within which those shares may be offered and sold shall be further specified by written agreement among all of the shareholders of the corporation.

         This Article shall not be interpreted as a restriction on the right of any shareholder to have his/her entire stock holding redeemed by the corporation. All stock certificates issued will be prominently marked "RESTRICTED", with notation made to the Articles of Incorporation and/or By-Laws of the corporation. A subsequent and properly executed Shareholders' Agreement by all the shareholders is deemed to override any provisions herein contrary to such Agreement.

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                                   ARTICLE XI

                               GENERAL PROVISIONS
                               ------------------

         In furtherance of and not in limitation of the powers conferred by statute, the following specific provisions are made for the regulation of the business and the conduct of the affairs of the corporation.

         No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a stockholder or officer of the corporation in good faith, if such person (a) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in conduct of his own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by officers or employees of the corporation which he had reasonable grounds to believe.

         The corporation shall indemnify any and all stockholders or officers, or any person who may have served at its request as a stockholder or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been stockholders or officers, or a stockholder or officer of the corporation, or of such other corporation, except in relation to matters to which any such stockholder or officer of former stockholder or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

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         In case of a criminal action, suit or proceeding, a conviction of judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial), shall not be deemed adjudication that such stockholder or officer or person is liable for negligence or misconduct in the performance of his duties, if such stockholder or officer or person was acting in good faith in what he considered to be the best interest of the corporation and with no reasonable cause to believe that the action was illegal.

         In case any such action, suit or proceeding shall result in a settlement, and if in the judgment of a disinterested majority of stockholders or of any disinterested committee or group of persons to whom the question may be referred by the stockholders, any such person was not negligent or guilty of bad faith in relation to the matters complained of therein, the corporation shall reimburse him for or indemnify him for or against al costs and expenses reasonably incurred by him in connection therewith, other than for any sums paid to the corporation.

         Such indemnification shall not be deemed exclusive of any rights to which those indemnified may be entitled, under any By-Laws, agreement, vote of stockholders, or otherwise.

                                   ARTICLE XII

                                  SEVERABILITY
                                  ------------

         In the event any provision (including any provision within a single article, section, paragraph or sentence) of these Articles should be determined by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, the remaining provisions and parts hereof shall not be in any way impaired and shall remain in full force and effect and enforceable to the fullest extent permitted by law.

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                                  ARTICLE XIII

                        RIGHT TO AMEND OR REPEAL ARTICLES
                        ---------------------------------

         The Corporation reserves the right to amend, alter, change or appeal any provision contained in these Amended and Restated Articles of Incorporation or any amendment hereto, in this manner now or hereafter prescribed by statute, and all rights and powers herein conferred on shareholders are granted subject to this reserved power.

                                   ARTICLE XIV

                            INTERNAL REVENUE SERVICE
                            ------------------------

         This corporation shall comply with Section 1244 of the Internal Revenue Service Code of 1954 to the fullest extent possible under the current law and regulation allowed thereunder.

         I, the undersigned, being the original subscriber and incorporator of the foregoing corporation, do hereby certify that the foregoing constitutes the proposed Articles of Incorporation of FLORIDINO'S INTERNATIONAL HOLDINGS, INC.

         WITNESS my hand and seal this ___ day of June, 1997.


                                       /s/
                                      -----------------------------------
                                           MICHAEL FLORIDINO

STATE OF FLORIDA

COUNTY OF POLK

         I HEREBY CERTIFY that on this ___ day of June, 1997, before me personally came MICHAEL FLORIDINO, to me known to be the individual described in and who executed the within and foregoing Articles of Incorporation, and he acknowledged before me that he executed the same for the purposes therein expressed.

         WITNESS my hand and official seal at Winter Haven, Polk County, Florida, the day and year last above written.

                                                 -------------------------------
                                                 WENDY C. SPELL, Notary Public
My Commission Expires:


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          CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE
           OFFICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM
                              PROCESS MAY BE SERVED
                              ---------------------

         In pursuance of Chapter 48.091, Florida Statutes, the following is submitted, in compliance with said Act:

         First - That FLORIDINO'S INTERNATIONAL HOLDINGS, INC., desiring to organize under the laws of the State of Florida with its principal office, as indicated in the Articles of Incorporation at City of Winter Haven, County of Polk, State of Florida, has named J. DAVID POBJECKY, located at 786 Avenue C S.W., Winter Haven, County of Polk, State of Florida, as its agent to accept service of process within this State.

         Having been named to accept service of process for the above stated corporation, at place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provision of said Act relative to keeping open said office.

         Dated this ____ day of June, 1997.

                                       /s/

                                     -------------------------------------------
                                     J. DAVID POBJECKY, Resident Agent


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          CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE
           OFFICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM
                              PROCESS MAY BE SERVED
                              ---------------------

         In pursuance of Chapter 48.091, Florida Statutes, the following is submitted, in compliance with said Act:

         First - That FLORIDINO'S INTERNATIONAL HOLDINGS, INC., desiring to organize under the laws of the State of Florida with its principal office, as indicated in the Articles of Incorporation at City of Winter Haven, County of Polk, State of Florida, has named J. DAVID POBJECKY, located at 786 Avenue C S.W., Winter Haven, County of Polk, State of Florida, as its agent to accept service of process within this State.

         Having been named to accept service of process for the above stated corporation, at place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provision of said Act relative to keeping open said office.

         Dated this ____ day of June, 1997.

                                       /s/

                                     -------------------------------------------
                                     J. DAVID POBJECKY, Resident Agent